P.O. Box 21367 Greensboro, NC 27420-1367 800/344-8966	SPECIAL PRODUCTS MORTGAGE POOL INSURANCE POLICY POOL POLICY NUMBER: 400

UNITED GUARANTY MORTGAGE INDEMNITY COMPANY, a stock insurance company herein called the Company, in consideration of the premium which has been paid as hereinafter specified and in reliance upon the Insured's representations and statements made in the Pool Policy Commitment Letter and in any application for coverage for a loan under this Policy and in any documents and writings, including any data transferred by electronic media related thereto, agrees to pay to the Insured identified below benefits as herein set forth upon Default by a Borrower on a Loan, subject to the terms and conditions of this Pool Policy.

INSURED'S IDENTIFICATION NUMBER 419-0092-000 SERVICER IDENTIFICATION NUMBER 219-9999-000 MASTER IDENTIFICATION NUMBER 19-0092-000

INSURED:

J.P. Morgan Alternative Loan Trust 2007-A2

9062 Old Annapolis Road

Columbia, MD 21045-1951

Deal Nos. JPALT07A2 dated May 1, 2007 between JP Morgan Securities and Various Lenders

INITIAL PREMIUM RATE: three point nine eight (3.98) basis points payable monthly.

SUBSEQUENT PREMIUM RATE: three point nine eight (3.98) basis points payable monthly.

PAYABLE IN ADVANCE: Not Applicable

	POOL POLICY DFA	EFFECTIVE DATE 05/01/2007

ENDORSEMENTS
TOTAL INITIAL UNPAID PRINCIPAL BALANCE: $606,137,570.50	DFA2063	05/01/2007

AGGREGATE BENEFIT PERCENTAGE: 3.000%

AGGREGATE BENEFIT LIMIT: $18,184,127.12

OTHER:

Schedule: Setup File for Deal No. JPALT07A2 and Certificate File for Deal No. JPALT07A2 at Portal Web Address.

Existing Primary Coverage Percentage for Primary Policy: Listed on the Schedule

Loan-to-Value Ratio of Loans Requiring Primary Policy: Loans with Loan-to-Values greater than 80.00%

Period of Primary Coverage: Not Applicable.

Loan Loss Percentage: Listed on the Schedule

Down-To Percentage: 65%

Specified Percentage: 0%

Deductible Amount: $3,030,687.85

Deductible Percentage: 0.50%

Effective Date of Certificate: The Effective Date of coverage of a Certificate is the first day of the month; if the Loan is Consummated after the first day of the month, the Effective Date of the Certificate is the date the Loan is Consummated.

Coverage Period: The last day of coverage shall be 0413012037

Excluded Layer: Not Applicable

IN WITNESS WHEREOF, the Company has caused this Pool Policy to be signed by its duly authorized officers to become effective and binding on the Company when executed by its duly authorized representative.

UNITED GUARANTY MORTGAGE INDEMNITY COMPANY

\s\ PRESIDENT
\s\ Elizabeth M. Tuck SECRETARY
\s\ AUTHORIZED REPRESENTATIVE

ATTACH TO POOL POLICY TERMS AND CONDITIONS

INSURED’S COPY